Exhibit 3.4

Execution Version

LIMITED LIABILITY COMPANY AGREEMENT

OF

GASLOG PARTNERS GP LLC

A Marshall Islands Limited Liability Company

Dated as of January 23, 2014

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LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement of GasLog Partners GP LLC, a Marshall Islands limited liability company (the “Company”), is made and entered into effective as of the 23rd day of January, 2014, by GasLog Ltd., an exempted company incorporated under the laws of Bermuda (“GasLog”).

RECITALS

WHEREAS, GasLog desires to form the Company pursuant to the Act; and

WHEREAS, subject to the terms and conditions of this Agreement, it is intended that that Company may engage in any lawful activity permitted by the Act.

NOW, THEREFORE, it is agreed as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Defined Terms. When used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Act” means the Marshall Islands Limited Liability Company Act of 1996 (of the Republic of the Marshall Islands Associations Law), as the same may be amended from time to time.

(b) “Agreement” means this Limited Liability Company Agreement, as amended, modified, supplemented or restated from to time in accordance with its terms.

(c) “Capital Contributions” means the total amount of cash and/or assets which a Member contributes to the Company as capital pursuant to this Agreement.

(d) “Certificate of Formation” means the Certificate of Formation in the form of Exhibit 1 attached hereto to be filed pursuant to the Act with the Republic of the Marshall Islands Registrar of Corporations pursuant to which the Company shall be formed as a Marshall Islands limited liability company.

(e) “Company” has the meaning set forth in the Preamble to this Agreement.

(f) “LLC Certificate” has the meaning set forth in Section 2.8(a) of this Agreement.

(g) “Member” means GasLog and any Person who, at the time of reference thereto, has been admitted to the Company as a Member in accordance with this Agreement, including any Transferee, and shall have the same meaning as the term “Member” under the Act, but shall not include any Person who has ceased to be a Member of the Company.

(h) “Officers” has the meaning set forth in Section 4.2(a) of this Agreement.

(i) “Person” means a natural person, corporation, partnership, joint venture, trust, estate, unincorporated association, limited liability company, or any other juridical entity.

(j) “Transferee” has the meaning set forth in Section 2.8(b) of this Agreement.

Section 1.2. Number and Gender. As the context requires, all words used herein in the singular number shall extend to and include the plural, all words used in the plural number shall extend to and include the singular, and all words used in any gender shall extend to and include the other gender or be neutral.

ARTICLE II
ORGANIZATION

Section 2.1. Formation. By its execution of this Agreement, each of the Members authorizes each of Geoffrey D. Ferrer, Christopher Raleigh and Anne Mickey, each acting singularly, of Cozen O’Connor to execute and file the Certificate of Formation pursuant to the Act with the Republic of the Marshall Islands Registrar of Corporations and, upon such filing, the Company will be formed as a Marshall Islands limited liability company.

Section 2.2. Name. The name of the Company shall be “GasLog Partners GP LLC” and all Company business shall be conducted in that name or such other names that comply with applicable law as the Member(s) may from time to time designate.

Section 2.3. Purposes. The purposes for which the Company is established is to engage in any lawful activity permitted by the Act.

Section 2.4. Registered Office; Registered Agent. The registered office of the Company required by the Act to be maintained in the Republic of the Marshall Islands shall be the office of the initial registered agent named in the Certificate of Formation or such other office as the Member(s) may designate from time to time in the manner provided by law. The registered agent of the Company required by the Act to be maintained in the Republic of the Marshall Islands shall be the initial registered agent named in the Certificate of Formation or such other person or persons as the Member(s) may designate from time to time in the manner provided by law.

Section 2.5. Principal Office. The principal office of the Company shall be GasLog Partners GP LLC, c/o GasLog Monaco S.A.M., Gildo Pastor Center, 7 Rue du Gabian, MC 98000, Monaco, except as may otherwise be determined by the Member(s).

Section 2.6. Term. The Company shall commence on the date the Certificate of Formation is accepted for filing by the Republic of the Marshall Islands Registrar of Corporations and shall have perpetual existence, unless the Company is dissolved in accordance with the Act.

Section 2.7. Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company, including, without limitation, under a judgment, decree or order of a court.

Section 2.8. LLC Certificate; Transfer of Ownership Interest; Pledge of Ownership Interest

(a) A Member’s ownership of its limited liability company interest in the Company shall be evidenced by a certificate of limited liability company interest (“LLC Certificate”) substantially in the form of Exhibit 2 hereto.

(b) Subject to the provisions of Section 2.8(c) herein, upon the endorsement by a Member on its LLC Certificate (or on a separate transfer power) in favor of a third party (a “Transferee”) and the delivery of such LLC Certificate (and such separate power, if applicable) to the Company for registration and issuance of a new LLC Certificate to such Transferee, such Member shall be deemed to have assigned and transferred all its right, title and interest in the Company and in this Agreement to such Transferee and all references in this Agreement to such Member shall be deemed to refer to such Transferee, in each case effective as of the date of such LLC Certificate delivery to the Company. A Member’s right, title and interest in the Company shall not be transferred other than as provided in this Section 2.8(b).

(c) The pledge of, or granting of a security interest, lien or other encumbrance in or against, any or all of the limited liability company interest of a Member in the Company shall not cause such Member to cease to be a Member until the secured party shall have lawfully exercised its remedies under the security agreement and completed the endorsement in favor of a Transferee. Until the exercise of such remedies, the secured party shall not have the power to exercise any rights or powers of a Member.

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ARTICLE III
CAPITAL CONTRIBUTIONS

Section 3.1. Initial Capital Contributions. GasLog shall make an initial capital contribution of U.S. $1,000 to the Company, and upon the Company’s receipt and in consideration thereof, an LLC Certificate shall be issued in favor of GasLog as provided for in Section 2.8 above.

Section 3.2. Additional Capital Contributions. A Member may contribute such additional sums and/or assets, if any, as it shall determine in its sole discretion.

Section 3.3. Liability Limited to Capital Contributions. No Member shall have any obligation to contribute money to the Company or any personal liability with respect to any liability or obligation of the Company.

Section 3.4. No Interest on Capital Contributions. Except as otherwise expressly provided herein, the Member shall not receive any interest on its Capital Contributions to the Company.

ARTICLE IV
MANAGEMENT

Section 4.1. Management By Member(s). The management of the Company shall be vested exclusively in its Member(s). The Member(s) may make all decisions and take all actions for the Company as they deem necessary or appropriate in their sole discretion to enable the Company to carry out the purposes for which the Company was formed including, without limitation, the following:

(a) adopting, by written consent or otherwise, resolutions in the name and on behalf of the Company authorizing any decisions or actions taken pursuant to this Section 4.1;

(b) entering into, making and performing such contracts, agreements, undertakings and financial guarantees in the name and on behalf of the Company;

(c) setting aside reserves, opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(d) collecting sums due to the Company;

(e) selecting, removing, and changing the authority and responsibility of lawyers, auditors and other advisers and consultants; and

(f) granting signatory authority to and issuing Powers of Attorney in favor of such persons as they may deem necessary or appropriate to carry out and implement any decisions or actions taken pursuant to this Section 4.1.

All decisions to be made and actions to be taken by the Member(s) shall be determined by the affirmative vote of the Member(s) holding more than 50% of the limited liability company interest in the Company.

Section 4.2. Delegation of Authority and Duties.

(a) The Member(s) may, from time to time as they deem advisable, appoint and elect (as well as remove or replace at any time with or without cause for any reason) a Chief Executive Officer, a Chief Financial Officer, a Treasurer, a Secretary and such other officer positions assigned to individuals (collectively, the “Officers”). Any two or more offices may be held by the same person. The Officers shall serve with or without compensation for their services to the Company as the Member(s) shall determine. If so appointed by the Member(s), the Officers shall have the authority and duties as may from time to time be assigned to them.

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(b) Unless the Member(s) decide otherwise, if the title of any person authorized to act on behalf of the Company under this Section 4.2 is one commonly used for officers of a business corporation formed under the Marshall Islands Business Corporations Act, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this Section 4.2. Any delegation or restriction pursuant to this Section 4.2(b) may be revoked at any time by the Member(s), with or without cause for any reason.

(c) Any person dealing with the Company may rely upon the authority of the Member(s) or any Officer designated in writing as such by the Member(s) in accordance with this Section 4.2 in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

(d) Unless authorized to do so by this Agreement or the Member(s), no Officer, agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose.

Section 4.3. Execution of Documents. Any agreements, contracts or other documents or correspondence executed by the Company, including an LLC Certificate, shall be signed by the individual executing the same as follows:

GASLOG PARTNERS GP LLC
By:
Name:
Title:

Section 4.4. Indemnification. Subject to Section 4.5 below, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Member and each Officer, employee or duly appointed attorney-in-fact of the Company (individually, an “Indemnified Party”) from and against all costs, losses, liabilities, and damages paid or incurred by such Indemnified Party in connection with the affairs of the Company.

Section 4.5. Liability of Officers.

(a) No Officer shall be personally liable for the debts and obligations of the Company.

(b) No Officer shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or any failure to act (even if such action or failure to act constituted the simple negligence of that Officer) on behalf of the Company within the scope of the authority conferred on such Officer by this Agreement or by law, unless such act or failure to act constituted gross negligence or was performed or omitted willfully or intentionally or in bad faith.

ARTICLE V
DISTRIBUTIONS

Section 5.1. Distributions/Available Cash. The Member(s), shall, in their sole discretion, determine from time to time to what extent (if any) the Company’s cash on hand exceeds the current and anticipated needs of the Company. To the extent any such excess exists, the Member(s) may make distributions to themselves as Member(s), subject to any limitations or restrictions provided for in the Act.

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ARTICLE VI
BOOKS AND RECORDS; FISCAL YEAR; BANK ACCOUNTS

Section 6.1. Books and Records. The books and records of the Company shall, at the cost and expense of the Company, be kept at the principal office of the Company or at such other location as the Member(s) may from time to time determine.

Section 6.2. Fiscal Year. Unless otherwise determined by the Member(s), the Company’s books and records shall be kept on a December 31 calendar year basis and shall reflect all Company transactions and be appropriate and adequate for conducting the Company’s affairs.

Section 6.3. Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Member(s). Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and may be signed by such persons as may be designated by the Member(s).

ARTICLE VII
MISCELLANEOUS

Section 7.1. Complete Agreement. This Agreement and the exhibits hereto constitute the complete and exclusive statement of the agreement regarding the operation of the Company and replace and supersede all prior agreements regarding the operation of the Company.

Section 7.2. Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the Republic of the Marshall Islands, without giving regard to principles of conflicts of law.

Section 7.3. Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

Section 7.4. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 7.5. No Third Party Beneficiary. This Agreement is made solely and specifically for the benefit of the Member(s) and their successors and Transferees and no other Persons shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

Section 7.6. Amendment. All amendments to this Agreement must be in writing and signed by all of the Member(s).

[Signature Page Follows]

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WHEREFORE, this Agreement has been executed by a duly authorized representative of GasLog as of the date first set forth above.

SOLE MEMBER:
GasLog Ltd.

By:	/s/ Paul Wogan
Name:	Paul Wogan
Title:	Chief Executive Officer

Signature Page to
Limited Liability Company Agreement
of
GasLog Partners GP LLC

Exhibit 1

CERTIFICATE OF FORMATION

OF

GASLOG PARTNERS GP LLC

Under Section 9 of The Marshall Islands Limited Liability Company Act

The undersigned, [●], authorized person of GasLog Partners GP LLC, for the purpose of forming a Marshall Islands limited liability company, hereby certifies:

1.	The name of the limited liability company is: GasLog Partners GP LLC (the “Company”).

2.	The registered address of the Company in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Company’s registered agent in the Marshall Islands upon whom process may be served at such address is The Trust Company of the Marshall Islands, Inc.

3.	The formation date of the Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the    day of  January, 2014.

[●]
Authorized Person

Exhibit 2

CERTIFICATE OF LIMITED LIABILITY COMPANY INTEREST

OF

GASLOG PARTNERS GP LLC

ORGANIZED UNDER THE LAWS OF THE
REPUBLIC OF THE MARSHALL ISLANDS

This Certificate evidences the ownership by __________________ of [●]% of the limited liability company interests in GasLog Partners GP LLC (the “Company”), which interests are subject to the provisions of the Certificate of Formation and the Limited Liability Company Agreement of the Company, as each may be amended, modified or otherwise supplemented from time to time.

Witness, the signature of the Company.

Date:
Name:
Title:

For value received, the undersigned hereby sells, assigns and transfers unto                             [●]% of its limited liability company ownership interests in GasLog Partners GP LLC represented by this Certificate.

Date:	[		]

By:
Name:
Title:

In presence of ______________________________